Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1stdibs.com, Inc. 2021 Stock Incentive Plan and 1stdibs.com, Inc. 2021 Employee Stock Purchase Plan of our report dated February 27, 2026, with respect to the consolidated financial statements of 1stdibs.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New York, New York
February 27, 2026